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                                                                    EXHIBIT 99.1

                                   [GTS LOGO]

FOR IMMEDIATE RELEASE


                ROBERT J. AMMAN NAMED CHAIRMAN, PRESIDENT AND CEO
                           OF GLOBAL TELESYSTEMS, INC.


LONDON - SEPTEMBER 19, 2000 - Global TeleSystems, Inc. (GTS) (NYSE: GTS; Easdaq:
GTSG; Frankfurt: GTS), the leading provider of e*Business and borderless broadband services across Europe, today announced that Robert J. Amman has been named Chairman, President and Chief Executive Officer of the company after the resignation of H. Brian Thompson. Amman, who is based in London, has been President and Chief Operating Officer of the company since March, 1999, and a director of the company since May, 1998.

Commenting on the announcement, Thompson noted that, "Over the past 18 months, Bob and I have successfully completed the initial objective set out for us by the Board - to transform GTS from a loosely structured, emerging market telecom holding company into a single, integrated pan-European operating company. We are convinced that the next phase of the company's growth and success requires that we appoint an experienced hands-on CEO who will lead the company from its headquarters in Europe. Bob is uniquely qualified to undertake this challenge."

Amman noted, "During the past 18 months we have transformed the scale, product breadth, and market focus of the company. In the first two quarters of 2000 we have met consensus analyst estimates and we expect to meet consensus analyst estimates for Q3 and Q4 2000. Additionally, the company expects to be EBITDA positive in the first quarter of 2001. Based on current plans, which include a $500 million cash capital program for 2001, we anticipate that we will require approximately $250 million of additional financing to be fully-funded through 2001, and we have retained Lehman Brothers to explore financing alternatives."

ABOUT ROBERT J. AMMAN - Robert J. Amman has a proven track record as a hands-on, turnaround and build executive. His career, which started at Bell Telephone Laboratories, has been spent in the data processing, telecommunications and financial services industries. In 1987, Mr. Amman managed an $850 million recapitilization of Western Union Corporation concurrent with Western Union's acquisition of ITT Worldcom. Following the recapitilization, which included $500 million of new financing, Amman became the President and Chief Executive Officer of Western Union and led the transformation of the firm from an unprofitable asset-intensive, domestic telecommunications company to a highly profitable, marketing-driven, international consumer financial services company. In 1994, he engineered the sale of Western Union to First Financial Management Corporation ("FFMC"). At FFMC he managed the Western Union, NaBanco, Telecheck, Nationwide Credit and International Banking

Robert J. Amman Named Chairman, President and CEO of Global TeleSystems, Inc. Page 2

Technologies subsidiaries as Vice-Chairman and Chief Operating Officer until the sale of FFMC to First Data Corporation in 1995. From 1995-1998, he was Chairman, President and Chief Executive Officer of John H. Harland Company, the printing services and database marketing firm.

ABOUT GTS (WWW.GTSGROUP.COM)
Global TeleSystems, Inc., is the leading provider of e*Business and borderless broadband services across Europe, serving businesses and carriers with a range of broadband, hosting, Internet/IP and voice services. As an industry leader in Europe, the company has the largest cross-border fiber optic network; the largest Tier-1 IP backbone (GTS Ebone); the most widely deployed pan-European e*Business sales and service staff; and the largest pan-European customer base. GTS's first and most extensive trans-European broadband fiber network includes on-net points of presence in 38 European cities (50 cities planned) and stretches across 17,500 route kilometres (25,000 route kilometres planned) with six city enterprise networks (CENs) (16 CENs planned), providing intra-city bandwidth. GTS is also developing an advanced trans-Atlantic dual-cable system in a joint venture with FLAG Telecom. The company has its European operating headquarters office in London; additional corporate offices in Washington, D.C., Brussels and Cork, Ireland; and sales and service operations in 20 countries.

CONTACTS
Jim Shields, Director, Investor Relations Phone: +44 (0) 207 769 8264; fax: +44 (0) 207 769 8068; e-mail: jim.shields@gtsgroup.com

Patti Grohs, Senior Manager, Investor Relations
Phone: +1 703 236 3170; fax: +1 703 236 3606; e-mail: patti.grohs@gtsgroup.com

Olivia Harris, GTS Press Office
Tel.: +44 (0) 207 769 8295; fax: +44 (0) 207 769 8084; e-mail:
olivia.harris@gtsgroup.com

Christine Fisk, Noiseworks
Tel.: +44 (0) 1628 628 080; fax: +44 (0) 1628 779 999; e-mail:
christinef@noiseworks.com

THIS PRESS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISK AND UNCERTAINTY. ALTHOUGH THE COMPANY BELIEVES ITS EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, NO ASSURANCE CAN BE GIVEN THAT SUCH PROJECTIONS WILL BE FULFILLED. ANY SUCH FORWARD-LOOKING STATEMENT MUST BE CONSIDERED ALONG WITH KNOWLEDGE THAT ACTUAL EVENTS OR RESULTS MAY VARY MATERIALLY FROM SUCH PREDICTIONS DUE TO, AMONG OTHER THINGS, POLITICAL, ECONOMIC OR LEGAL CHANGES IN THE MARKETS IN WHICH GTS DOES BUSINESS; COMPETITIVE DEVELOPMENTS; OR RISKS INHERENT IN THE COMPANY'S BUSINESS PLAN. READERS ARE REFERRED TO THE DOCUMENTS FILED BY GTS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, SPECIFICALLY THE MOST RECENT REPORTS FILED UNDER THE SECURITIES EXCHANGE ACT OF 1934 AND REGISTRATION STATEMENTS FILED PURSUANT TO THE SECURITIES ACT OF 1933, WHICH IDENTIFY IMPORTANT RISK FACTORS.

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